Exhibit 99.1

LIBERTY LATIN AMERICA TO ACQUIRE AT&T’S OPERATIONS IN PUERTO RICO & THE U.S. VIRGIN ISLANDS

Strategic combination will create the leading integrated consumer and B2B communications and entertainment provider in Puerto Rico

•	Unique combination of Puerto Rico’s #1 fixed and #1 mobile networks

•	Attractive valuation multiple with strong return profile

Denver, Colorado – October 9, 2019: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced it has entered into a definitive agreement to acquire AT&T Inc.’s (AT&T) wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands (the “Acquisition Assets”). In the all-cash transaction, the Acquisition Assets are valued at an enterprise value of $1.95 billion on a cash- and debt-free basis.

Balan Nair, President and CEO of Liberty Latin America, commented, “This strategic and complementary acquisition is an exciting and unique opportunity to expand our business in one of our best markets. This acquisition is at an attractive valuation, in the mid-6s in terms of EV to OCF1 excluding synergies, and consistent with our disciplined approach towards M&A. With this combination, we will achieve: in-market consolidation with significant associated synergies, expand our product portfolio with the leading post-paid mobile network, add a predominantly subscription-based business, increase our distribution channels on the island, increase our B2B presence and materially increase our US dollar revenue weighting at LLA.”

He further added, “The combination of AT&T’s leading mobile businesses with Liberty Puerto Rico’s leading high-speed broadband and TV business will create a strong and competitive integrated communications player, with a combined annual revenue of over $1.2 billion2 in Puerto Rico and $4.6 billion2 across LLA. By continuing to invest in digital infrastructure, innovation, 5G networks and a friendly customer service experience, we are confident that this new combination will support our long-term growth profile and that this deal will be free cash flow accretive on a per share basis.”

Jose J. Davila, VP-general manager for AT&T in Puerto Rico and the U.S. Virgin Islands said, “I’m proud of what our team has built in this region. We look forward to joining Liberty Latin America to continue to deliver a superior experience for our valued customers here. And our committed and talented team will bring a wealth of experience to Liberty Latin America and continue to build on our success in Puerto Rico and the U.S. Virgin Islands.”

The Acquisition Assets provide consumer mobile and B2B services in Puerto Rico and the U.S. Virgin Islands, excluding DIRECTV customers. In Puerto Rico, which represents approximately 90% of the revenue of the assets to be acquired, AT&T’s business is the leading provider of mobile services with the fastest network and a strong spectrum position, in addition to a well invested fiber backhaul network. Under the terms of the agreement, AT&T will support LLA for a period up to 36 months following the acquisition enabling the efficient transition of services. Following the acquisition, customers in the Acquisition Assets will continue to benefit from free roaming services between Puerto Rico, the U.S. Virgin Islands and the mainland United States, Mexico and Canada. LLA will continue providing leading enterprise services for AT&T’s retained global business customers and support AT&T’s FirstNet program for first responders in Puerto Rico and the U.S. Virgin Islands.

Liberty Latin America intends to finance the $1.95 billion acquisition (plus fees and expenses) through a combination of $2.2 billion in borrowings on the combined Acquisition Assets and Liberty Puerto Rico (including refinancing $922.5 million in existing term loans at Liberty Puerto Rico) and the remaining approximately $750 million from Liberty Latin America’s committed liquidity of $2.0 billion at June 30, 2019. As a result of the contemplated financing, we anticipate the pro forma net leverage ratio2 of our combined Puerto Rico and U.S. Virgin Islands assets will be ~4.25x (before synergies), which results in a decline in net leverage from 4.5x as reported at June 30, 2019 for Liberty Puerto Rico.

The transaction is subject to customary closing conditions, including reviews by the United States Federal Communications Commission and the Department of Justice. We expect the transaction to close in Q2 2020.

Liontree LLC and Credit Suisse are acting as financial advisors to Liberty Latin America on the transaction.

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and benefits of the transaction, including synergy benefits and opportunities with respect to products and services; the expected impact of the transaction on the operations and financial performance of Liberty Latin America, the expected financings for the transaction and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of our control, such as hurricanes and other natural disasters, our ability to obtain regulatory consents for the transaction as well as other customary conditions to closing, our and AT&T’s ability to continue financial and operational growth at historic levels, continued use by subscribers of our and AT&T’s services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Latin America’s filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC, UTS and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols “LILA” (Class A) and “LILAK” (Class C), and on the OTC link under the symbol “LILAB” (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:

Kunal Patel +1 786 274 7552

Media Relations:

Claudia Restrepo +1 786 218 0407

[1]

Based on OCF (defined as operating income before depreciation and amortization, share-based compensation, related-party fees and allocations, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items) for the last two quarters ended June 30, 2019 annualized, of the Acquisition Assets, as adjusted (i) for our estimates of stand-alone costs, (ii) to exclude the estimated impacts of hurricane recovery costs, and (iii) to reflect the impact of new commercial agreements with AT&T that will become effective upon the closing the transaction and exclude certain revenue and costs that are not included in the transaction. OCF represents LLA’s managements best estimate based upon information obtained from AT&T.

[2]	Represents actual FY 2018 revenue, including the Acquisition Assets.
[3]

Leverage based on Liberty Puerto Rico and the Acquired Assets pro forma Total Net Debt as of June 30, 2019 divided by OCF for the six months ending June 30, 2019 annualized, as calculated in accordance with our covenant definition, excluding synergies.